Exhibit 99.1

                                  Press Release
                      Press Advisory From EDG Capital, Inc.

NEW YORK--(BUSINESS WIRE)--July 10, 2001--Isotope Solutions Inc. (ISI), a wholly-owned subsidiary of EDG Capital, Inc. (OTCBB: EDGN - news), announced today that Dr. Ira Braunschweig, director of New York Medical Oncology, PC, d/b/a Center for Medical Oncology, an ISI-managed medical group specializing in medical oncology and hematology, is leaving the Center to accept a position at Brooklyn Hospital.

"This announcement is consistent with our efforts to further de-emphasize our medical management posture," said Jack Schwartzberg, Chief Executive Officer, President and Chairman of EDG Capital, Inc. "We intend to cover our medical oncology needs from third party medical groups practicing in the Garden City, New York area."

Through its wholly-owned subsidiary, Isotope Solutions, Inc., EDG Capital is engaged in the research, development and testing of nuclear pharmaceuticals for therapeutic use in the treatment of the most lethal forms of cancer. Internationally renowned clinicians, who are under management contracts with Isotope Solutions Inc., conduct research for the company.

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Contact:

     EDG CAPITAL, INC.
     Shragie David Aranoff, V.P.
     516/222-5154

                or

     Rubenstein Associates, Inc.
     Public Relations
     212/843-8049
     Patricia Amerman